Exhibit 8.4

March 30, 2011

CBL & Associates Properties, Inc.
2030 Hamilton Place Boulevard, Suite 500
Chattanooga, TN 37421

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), and CBL & Associates Limited Partnership, a limited partnership formed under the laws of the State of Delaware (the “Operating Partnership”), in connection with the preparation of (i) the Company’s registration statement on Form S-3 (Securities Act File No. 333-161182) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the Company’s Prospectus Supplement, dated March 30, 2011, and accompanying Prospectus, dated August 7, 2009 (collectively, the “Prospectus”), relating to the public offering of shares of the Company’s common stock, par value $.01 per share (the “Offered Securities”), which may be sold from time to time by the selling stockholders named in the Prospectus as set forth therein.  Any reference to the Prospectus shall be deemed to refer to and include any subsequent prospectus supplements filed solely for the purpose of updating the information concerning selling stockholders contained therein, as well as any documents filed by the Company after the date of the Registration Statement under the Securities Exchange Act of 1934, as amended.  Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Certificate”), delivered to Husch Blackwell LLP by the Company and the Operating Partnership which provides certain representations by them relevant to this opinion.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K promulgated under the Securities Act.

You have requested our opinion as to certain federal income tax matters regarding the Company, and we express no opinion on any other matter not specifically addressed herein.  Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for the benefit of the Company.  You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate, (ii) the

CBL & Associates Properties, Inc.
March 30, 2011

Registration Statement, (iii) the Prospectus, (iv) the due diligence letter dated of even date herewith (the “Letter”) delivered to Husch Blackwell LLP by the Company’s General Counsel on behalf of the Company which provides certain representations and real estate leasing legal opinions as to the validity and binding nature of lease amendments referred to in Paragraph 4 of the Letter relevant to this opinion (and upon which we believe our reliance is reasonable), (v) the Partnership Agreement of the Operating Partnership, and (vi) such other documents as we have considered relevant to our analysis.  In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and the Letter, and (b) the assumption that (i) the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects, (iv) all representations of fact contained in the Certificate and the Letter are true and complete in all material respects, (v) all real estate leasing legal opinions contained in the Letter are reasonable, correct, and complete, (vi) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification and (vii) the Company qualified as a REIT for its 2004 taxable year and all prior taxable years.  We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion.  We have assumed the accuracy of the representations and legal opinions made to us in the Certificate and the Letter, and we believe such assumption is reasonable under the circumstances.

We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion, and other federal tax issues may arise that are not addressed herein.  In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”).  To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In

CBL & Associates Properties, Inc.
March 30, 2011

addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.

Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof:

(i)
The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for the taxable year ended December 31, 2005, the taxable year ended December 31, 2006, the taxable year ended December 31, 2007, the taxable year ended December 31, 2008,  the taxable year ended December 31, 2009, and the taxable year ended December 31, 2010, and that its current and proposed organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT thereafter; and

(ii)
We have reviewed the statements included or incorporated by reference in the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” and insofar as such statements pertain to matters of law or legal conclusions, they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.  We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the reference to our firm name in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” and “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP